Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of EnLink Midstream Manager, LLC:

We consent to the incorporation by reference in the registration statement No. 333-194395, No. 333-229347, and No. 333-229393 on Form S-8, No. 333-229806 on Form S-3 and No. 333-228278 on Form S-4 of EnLink Midstream, LLC of our report dated February 16, 2022, with respect to the consolidated financial statements of EnLink Midstream, LLC and subsidiaries, and the effectiveness of internal control over financial reporting which report appears in the Form 10-K of EnLink Midstream, LLC dated February 16, 2022.

/s/ KPMG LLP

Dallas, Texas
February 16, 2022